THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Semi-Annual Period Ended April 30, 2007

SUB-ITEM 77D: Policies with respect to security investments.

On December 12, 2006, the Board of Directors approved a revision to the investment policy of the Large Cap Value Portfolio to permit the Portfolio to write and purchase covered call and put options.

        PHTRANS\315854\8